Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

MineralRite Corporation [Symbol: RITE] Provides Update on Audit Completion, SEC Filings, Capital Structure, and Skull Valley Project

Dallas, Texas — March 9, 2026 — MineralRite Corporation (“RITE” or the “Company”) (OTCID: RITE), a Texas-based resource development company focused on mineral recovery and strategic asset monetization, today provided an update on several developments involving the Company’s regulatory filings, capital structure, and the ongoing technical evaluation of its mineral assets.

Completion of Audit and Upcoming Form 10-K Filing

The Company has completed the independent audit of its financial statements for the fiscal year ended December 31, 2025.

With the audit now concluded, the Company’s legal team has commenced its review of the remaining narrative and disclosure sections of the Form 10-K as part of the final preparation for filing. MineralRite expects to file its Annual Report on Form 10-K on or before March 31, 2026, which is the applicable filing deadline for the Company's fiscal year ended December 31, 2025.

The completion of the audit and preparation of the Company’s annual report represents an important milestone as MineralRite continues to enhance the scope, transparency, and quality of the information it provides to its shareholder base as a fully reporting public company.

SEC Comment Response and Form 10 Amendment

The SEC review process has taken longer than originally anticipated.

During the past several months, the Company engaged in multiple rounds of discussions with the staff of the U.S. Securities and Exchange Commission, culminating in the filing on March 4, 2026, of its formal responses to the Commission’s latest comments together with Amendment No. 5 to the Form 10 registration statement. These filings are publicly available on the SEC's EDGAR system.

The Company continues to work with the Commission as the review process proceeds. The Company’s Form 10 became effective automatically under the Exchange Act 60 days after filing; however, the SEC review process may continue until the staff has no further comments. There can be no assurance as to when or if the registration statement will reach the no-comment stage with the SEC.

Reclamation of Series C Preferred Shares

The Company has reclaimed 45 shares of Series C Preferred Stock from a third-party service provider pursuant to the terms of the applicable services agreement dated February 26, 2025.

Each share of Series C Preferred Stock is convertible into 400,000 shares of common stock, meaning the reclaimed shares represent the equivalent of 18,000,000 shares of common stock on a fully converted basis.

The shares were originally issued in connection with a services arrangement that required the performance of certain contractual obligations. Because material obligations under the agreement were not performed by the service provider, the Company exercised its contractual reclamation rights with respect to the 45 Series C shares in accordance with the terms of the agreement. The reclaimed shares have been returned to the Company's treasury and are no longer outstanding.

This action reduces the number of potentially issuable common shares on a fully converted basis by 18,000,000 shares and reflects management’s commitment to enforcing the Company’s agreements and protecting shareholder value.

Qualified Person Review and Interim Technical Report

The Company’s Qualified Person (“QP”) under SEC Regulation S-K 1300 is currently preparing an interim report regarding the status of the mineral assets associated with the Company’s Skull Valley project held by Peeples, Inc., a wholly owned subsidiary of MineralRite that was acquired from NMC. The QP's name and qualifications will be disclosed in the interim report.

The work presently underway represents Phase 1 of a two-phase review process. Phase 1 is focused on confirming the continued presence of the physical asset and verifying the historical technical documentation associated with the project. This phase is intended to support and validate the historical record and prior analytical work relating to the project and does not attempt to establish, revise, or opine on mineralization or mineral resource values. Investors are cautioned that the historical information currently being reviewed was prepared prior to the SEC’s adoption of the Modernization of Property Disclosures for Mining Registrants on October 31, 2018, and has not been verified under current SEC standards; accordingly, the reliability of such information cannot be assured.

As part of this Phase 1 work, the QP first sought to confirm that the physical asset remains intact. This included a site visit and inspection conducted on February 2, 2026, of the Skull Valley location to verify that the previously processed mine tailings remain present and consistent with the historical documentation relating to the project. These tailings constitute chattel and personal property owned by Peeples, Inc., subject to applicable surface rights and regulatory requirements.

The QP is also verifying the historical technical documentation associated with the project. This process involves reviewing prior reports, analytical work, and supporting data developed over a period of decades and confirming their reliability and veracity. In certain instances, this requires contacting the laboratories and technical professionals who performed the original testing and analysis.

Because portions of the underlying work date back many years, this verification process requires additional time to locate the laboratories and technical personnel associated with the original testing and analysis. The QP is currently completing this review and compiling the information necessary to support the interim report.

In addition to the interim report, the Company’s Qualified Person will also prepare a preliminary budget and work plan for Phase 2. Phase 2, if undertaken, is expected to culminate in a comprehensive technical report prepared in accordance with SEC Regulation S-K 1300, incorporating field verification, sampling, and updated resource data. The Company has not yet committed to proceeding with Phase 2, and there can be no assurance that the Company’s Board of Directors will approve Phase 2 or that the Company will obtain the requisite resources to undertake such work. In addition, there can be no assurance that Phase 2, if undertaken, will result in the establishment of any mineral resources or mineral reserves. Any decision to proceed with Phase 2 will be subject to Board approval and the availability of adequate financing

Management Comment

“The completion of another annual independent audit, the upcoming filing of our first Form 10-K, and the filing of our responses to the latest SEC comments represent important steps in the Company’s continued regulatory progress,” said James Burgauer, President and Chief Executive Officer of MineralRite Corporation. “As we move forward, we remain focused on completing the regulatory process, maintaining disciplined capital management, and advancing the technical validation work currently underway at the Skull Valley project.”

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About MineralRite Corporation

MineralRite Corporation is a resource development company engaged in the recovery and monetization of mineral assets and related operations.

Contact:
MineralRite Corporation Investor Relations

Email: investor-relations@mineral-rite.com

Safe Harbor Disclosure

Forward Looking Statements Certain information set forth in this presentation contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, (i) the projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vii) renewal of the Company’s current customer, supplier and other material agreements; and (viii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.